UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of The Middleby Corporation (the “Company”) held on May 7, 2009, the Company’s stockholders approved and adopted proposals to amend the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) to (i) set forth performance criteria that may be applied as the basis for earning grants of performance stock made under the 2007 Plan pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended and (ii) increase the number of shares available for grants by an additional 500,000 shares to an aggregate of 900,000 shares of the Company’s common stock.  The Company’s Board of Directors previously adopted the amendments to the 2007 Plan subject to stockholder approval.

The foregoing summary of the 2007 Plan is qualified in its entirety by reference to the text of the 2007 Plan, as amended, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
10.1	The Middleby Corporation 2007 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: May 13, 2009	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Middleby Corporation 2007 Stock Incentive Plan, as amended.